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CUSIP No.   69830X108                   13G                   PAGE 7 OF 9 PAGES
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                           EXHIBIT 1 TO SCHEDULE 13G


                               FEBRUARY 13, 1997


MORGAN STANLEY GROUP INC. and MORGAN STANLEY & CO. INCORPORATED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.




     MORGAN STANLEY GROUP INC.


BY:  /s/ EDWARD J. JOHNSEN
     --------------------------------
     Edward J. Johnsen/Vice-President
     Morgan Stanley & Co. Incorporated


     MORGAN STANLEY & CO. INCORPORATED

BY:  /s/ EDWARD J. JOHNSEN
     --------------------------------
     Edward J. Johnsen/Vice-President
     Morgan Stanley & Co. Incorporated